Exhibit 99.01
For more information, please contact:
Investors and Shareholders
Jennifer Jordan
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Adolph Hunter
Cadence Design Systems, Inc.
408-914-6016
publicrelations@cadence.com
CADENCE REPORTS Q3 2008 REVENUE OF $232 MILLION AND
COMPLETION OF ACCOUNTING INVESTIGATION
     SAN JOSE, Calif. — Dec. 10, 2008—Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the third quarter of 2008. The Company also announced today that the Audit Committee of its Board of Directors, in conjunction with special counsel, has completed its previously announced investigation of the recognition of revenue related to customer contracts, the results of which are set forth below.
Third Quarter 2008 Results
     Cadence reported third quarter 2008 revenue of $232 million, compared to revenue of $401 million reported for the same period in 2007. On a GAAP basis, Cadence recognized a net loss of $169 million, or $(0.67) per share on a diluted basis, in the third quarter of 2008, compared to net income of $73 million, or $0.24 per share on a diluted basis in the same period in 2007.
     In addition to using GAAP results in evaluating Cadence’s business, management believes it is useful to measure results using a non-GAAP measure of net income or net loss, which excludes, as applicable, amortization of intangible assets, stock-based compensation expense, in-process research and development charges, certain termination and legal costs, costs related to Cadence’s withdrawn proposal to acquire Mentor Graphics Corporation and losses on the sale of Mentor Graphics Corporation shares, integration and acquisition-related costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive severance payments, restructuring charges and credits, losses on extinguishment of debt, equity in losses (income) from investments and write-down of investments. Non-GAAP net income or net loss is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. See “GAAP to non-GAAP Reconciliation” below for further information on the non-GAAP measure.
     Using this non-GAAP measure, net loss in the third quarter of 2008 was $23 million, or $(0.09) per share on a diluted basis, as compared to net income of $97 million, or $0.33 per share on a diluted basis, in the same period in 2007.
     “Over the past two months, the Interim Office of the Chief Executive has been working closely with the management team, and taking aggressive steps to better position the company today and in the future. We remain focused on leveraging the company’s many strengths, including our market leadership position, our innovative, cutting-edge technology and our long-standing customer relationships. We believe strongly that Cadence’s highly ratable business model and improved cost structure form a solid foundation for enhanced operating and financial performance and long-term growth,” said Lip-Bu Tan, Interim Vice Chairman of the Board of Directors and member of the Interim Office of the Chief Executive.
     “We are focused on delivering compelling and innovative technology to our customers. As part of this, in November, we restructured our R&D organization into two teams, each led by an experienced industry veteran and supported by some of the best and brightest minds in our field. We expect the new R&D team structure will deliver greater product synergy and tighter integration as we leverage our leadership positions to grow our business. We are also pleased with the quality and breadth of our technology portfolio, which provides our customers with an attractive consolidation option as they seek to optimize their own productivity and efficiency,” said Charlie Huang, Senior Vice President and member and chief of staff of the Interim Office of the Chief Executive.
     “As we continue to manage through the global economic downturn, we are pleased that our transition to the new ratable mix is on track. During the quarter, we implemented a significant cost reduction program to refocus the company, improve our operational execution and financial performance and bring our expense base and operating structure in-line with our outlook,” added Kevin S. Palatnik, Senior Vice President and Chief Financial Officer and member of the Interim Office of the Chief Executive. “We remain focused on improving efficiency and productivity, while continuing to invest in areas that enhance our competitive position and growth.”
Results of Accounting Investigation
     As announced on October 22, 2008, Cadence will be restating its quarterly financial statements for the periods ending March 29, 2008 and June 28, 2008. Cadence will adjust $24.8 million of product revenue recognized in the first quarter of 2008 and $12.0 million of product revenue recognized in the second quarter of 2008. This revenue will be instead realized over the term of the relevant arrangement. The results of the Audit Committee’s investigation into the restatement issues are summarized below.

     During the first quarter of 2008, Cadence executed a term license arrangement with a customer and, during the third quarter of 2008, Cadence executed a subscription license arrangement with the same customer. As part of its regular quarterly review process for the third quarter, Cadence identified certain factors that, when evaluated together, indicated that the software arrangements executed with this customer both in the first quarter and in the third quarter were negotiated in contemplation of one another. Accordingly, Cadence determined that the term license arrangement executed during the first quarter and the subscription license arrangement executed during the third quarter collectively represented a multiple element arrangement. Because the subscription arrangement provides the customer with the right to use unspecified additional software products that become commercially available during the term of the arrangement, Cadence determined that the revenue relating to this multiple element arrangement should be recognized during the term of the arrangement, beginning in the fourth quarter of 2008.
     Consistent with good corporate governance practices, the Audit Committee of Cadence’s Board of Directors, with the assistance of special counsel and other advisors, conducted an investigation of the events that led to the restatement of the Company’s financial results. Upon completion of the investigation, the Audit Committee concluded that the circumstances that led to the restatement were not the result of illegal conduct on the part of any of Cadence’s directors, officers, or other employees. However, as a result of the investigation, the Company has identified a material weakness relating to the insufficient design and ineffective operation of certain internal controls over the recognition of revenue from term license agreements. The Company has taken and will continue to take actions to remediate the deficiencies identified as promptly as practicable.
     As part of the remediation efforts that Cadence has begun implementing in response to the identified material weakness, Cadence reexamined a transaction that occurred during the second quarter of 2008 in which it concurrently cancelled a subscription arrangement and executed both a term license arrangement and hardware arrangement with a customer. Specifically, Cadence determined that, despite the cancellation of the subscription arrangement, the customer did not intend to substantively cancel its right to access future new technology because at the time the subscription license was cancelled, the customer intended to re-establish its right to access future new technology at a later time. Accordingly, Cadence has determined that $12.0 million of revenue originally recognized in the second quarter of 2008 relating to the term license and hardware arrangement should be recognized ratably over the term of the arrangement, consistent with the way in which revenue was recognized on the cancelled subscription arrangement.
     Lip-Bu Tan, Interim Vice Chairman and member of the Interim Office of the Chief Executive, said, “Cadence is committed to accurate and transparent financial reporting. The Audit Committee of our Board of Directors conducted a thorough investigation and we are pleased to put this matter behind us and focus our efforts on executing our business strategy.”
     The effect of the restatement on certain line items in Cadence’s financial statements for the quarter ended March 29, 2008, the quarter ended June 28, 2008 and the six months ended June 28, 2008 is as set forth in the chart below. The effects set forth below take into account the $24.8 million and $12.0 million of revenue respectively discussed above, product revenue of $8.4 million recognized in the second quarter of 2008 that should have been recognized in the first quarter of 2008, as previously disclosed in Cadence’s Form 10-Q for the period ended June 28, 2008, other immaterial adjustments to costs and expenses and the tax effect of the restatement adjustments.

	Quarter Ended		Quarter Ended		Six Months Ended
	March 29, 2008		June 28, 2008		June 28, 2008
	As		As		As
	Previously	As	Previously	As	Previously	As
	Reported	Restated	Reported	Restated	Reported	Restated
	(In thousands, except per share data)

Total revenue	$287,189	$270,750	$329,478	$308,041	$616,667	$578,791

Total costs and expenses	$314,192	$314,192	$310,092	$307,485	$624,284	$621,677
Income (loss) from operations	$(27,003)	$(43,442)	$19,386	$556	$(7,617)	$(42,886)
Provision (benefit) for income taxes	$(5,488)	$(11,451)	$9,760	$12,720	$4,272	$1,269
Net income (loss)	$(18,747)	$(29,223)	$4,996	$(16,794)	$(13,751)	$(46,017)
Diluted net income (loss) per share	$(0.07)	$(0.11)	$0.02	$(0.07)	$(0.05)	$(0.18)

     A reconciliation of Cadence’s previously reported and restated Statements of Operations for the quarter ended March 29, 2008, the quarter ended June 28, 2008 and the six months ended June 28, 2008 is included with this release.
     Cadence is preparing its third quarter Form 10-Q, together with amended Form 10-Qs for the first and second quarter of 2008, and expects to file all three reports no later than December 12, 2008.
     The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.
Business Outlook
     For the fourth quarter of 2008, the company expects total revenue in the range of $215 million to $225 million. Fourth quarter GAAP net loss per diluted share is expected to be in the range of $(0.29) to $(0.27). Net loss per diluted share using the non-GAAP measure defined below is expected to be in the range of $(0.06) to $(0.04).
     For the full year 2008, the company expects total revenue in the range of $1.025 billion to $1.035 billion. On a GAAP basis, net loss per diluted share for fiscal 2008 is expected to be in the range of $(1.13) to $(1.11). Using the non-GAAP measure defined below, net loss per diluted share for fiscal 2008 is expected to be in the range of $(0.06) to $(0.04).
     A schedule showing a reconciliation of the business outlook from GAAP net loss and diluted net loss per share to the non-GAAP net loss and diluted net loss per share is included with this release.
Audio Webcast Scheduled
     Lip-Bu Tan, Cadence’s Interim Vice Chairman and member of the Interim Office of the Chief Executive, Charlie Huang, Cadence’s Senior Vice President and member and chief of staff of the Interim Office of the Chief Executive, and Kevin S. Palatnik, Cadence’s Senior Vice President and Chief Financial Officer and member of the Interim Office of the Chief Executive, will host a third quarter 2008 financial results audio webcast today, December 10, 2008, at 2 p.m. (Pacific) / 5 p.m. (Eastern).

Attendees are asked to register at the Web site at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting December 10, 2008 at 5 p.m. (Pacific) and ending December 17, 2008 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.
About Cadence
     Cadence enables global electronic-design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence® software and hardware, methodologies, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, Calif., with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about Cadence and its products and services is available at www.cadence.com.
     Cadence is a registered trademark and the Cadence logo is a trademark of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
     The statements contained above regarding the company’s third quarter 2008 results, and the results of the accounting investigation, as well as the comments in the Business Outlook section and the statements by Lip-Bu Tan, Charlie Huang and Kevin Palatnik include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including but not limited to: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) Cadence’s ability to successfully complete and realize the expected benefits of the previously announced restructuring without significant unexpected costs or delays; (iii) the mix of products and services sold and the timing of significant orders for its products, and its shift to a ratable license structure, which may result in changes in the mix of license types; (iv) change in customer demands, including the possibility that Cadence’s previously announced restructuring and management changes could result in delays in customers’ purchases of products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires; (ix) the effects of the previously announced restructuring and management changes on Cadence’s business, including its strategic and customer relationships, ability to retain key employees and stock prices; (x) the outcome of the previously announced accounting investigation conducted by the Audit Committee and Cadence’s ability to timely remediate the material weakness; (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party; and (xii) the effect of any goodwill impairment analyses Cadence may perform in the future.
     For a detailed discussion of these and other cautionary statements, please refer to the company’s filings with the Securities and Exchange Commission. These include the company’s Annual Report on Form 10-K for the year ended December 29, 2007 and the company’s future filings.

GAAP to non-GAAP Reconciliation
     Cadence management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services business operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is non-GAAP net income or net loss, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended, and is GAAP net income or net loss excluding, as applicable, amortization of intangible assets, stock-based compensation expense, in-process research and development charges, certain termination and legal costs, costs related to Cadence’s withdrawn proposal to acquire Mentor Graphics Corporation and losses on the sale of Mentor Graphics Corporation shares, integration and acquisition-related costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive severance payments, restructuring charges and credits, losses on extinguishment of debt, equity in losses (income) from investments and write-down of investments. Intangible assets consist primarily of purchased or licensed technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income or net loss is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Cadence’s management believes it is useful in measuring Cadence’s operations to exclude amortization of intangible assets, in-process research and development charges and integration and acquisition-related costs because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by Cadence’s management in the short term. In addition, Cadence’s management believes it is useful to exclude stock-based compensation expense because it enhances investors’ ability to review Cadence’s business from the same perspective as Cadence’s management, which believes that stock-based compensation expense is not directly attributable to the underlying performance of the company’s business operations. Cadence’s management also believes that it is useful to exclude restructuring charges and credits. During the fourth quarter of 2008, Cadence commenced a restructuring program that it expects to complete in the second half of fiscal 2009. Cadence’s management believes that in measuring the company’s operations, it is useful to exclude any such restructuring charges and credits because Cadence does not undertake significant restructuring on a regular basis, and exclusion of such charges permits consistent evaluations of Cadence’s performance before and after such actions are taken. Cadence’s management also believes it is useful to exclude executive severance costs and certain termination and legal costs as these costs do not occur frequently. Cadence’s management believes it is useful to exclude gains or losses and expenses or credits related to the non-qualified deferred compensation plan assets as these gains and expenses are not part of Cadence’s direct costs of operations, but reflect changes in the value of assets held in the non-qualified deferred compensation plan. Finally, Cadence’s management believes it is useful to exclude the equity in losses (income) from investments and write-down of investments, as these items are not part of Cadence’s direct cost of operations. Rather, these are non-operating items that are included in other income (expense) and are part of the company’s investment activities.

     In the third quarter of 2008, Cadence’s non-GAAP net loss also excludes the impact of tax expense associated with Cadence’s repatriation of foreign earnings. Cadence’s management believes it is useful to exclude the tax expense associated with the repatriation of foreign earnings as it resulted from an event which is not expected to occur frequently.
     In the third quarter of 2008, Cadence’s non-GAAP net loss also excludes costs related to Cadence’s withdrawn proposal to acquire Mentor Graphics Corporation and losses on the sale of Mentor Graphics Corporation shares Cadence acquired as part of the proposed acquisition. Cadence’s management believes that in measuring Cadence’s operations it is useful to exclude the costs and the losses associated with this proposed acquisition as these items are not directly related to Cadence’s operating performance and resulted from events which are not expected to occur frequently.
     Cadence’s management believes that non-GAAP net income or net loss provides useful supplemental information to Cadence’s management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Cadence’s management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.

     The following tables reconcile the specific items excluded from GAAP net income or net loss and GAAP net income or net loss per diluted share in the calculation of non-GAAP net income or net loss and Non-GAAP net income or net loss per diluted share for the periods shown below:

Net Income (Loss) Reconciliation	Quarters Ended
	September 27, 2008	September 29, 2007
	(unaudited)
(in thousands)
Net income (loss) on a GAAP basis	$(169,066)	$72,732
Amortization of acquired intangibles	10,754	12,003
Stock-based compensation expense	14,634	24,119
Non-qualified deferred compensation expenses	188	2,876
Costs related to Cadence’s withdrawn proposal to acquire Mentor Graphics Corporation	3,153	—
Restructuring and other charges (credits)	48,120	(7,066)
Write-off of acquired in-process technology	—	2,678
Integration and acquisition-related costs	234	301
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets — recorded in Other income (expense), net	2,798	444
Loss on sale of Mentor Graphics Corporation shares	9,379	—
Income tax related to repatriation of foreign earnings	71,047	—
Income tax effect of non-GAAP adjustments	(14,037)	(10,722)

Net income (loss) on a non-GAAP basis	$(22,796)	$97,365

Diluted Net Income (Loss) per Share Reconciliation
	Quarters Ended
	September 27, 2008	September 29, 2007
	(unaudited)
(in thousands, except per share data)
Diluted net income (loss) per share on a GAAP basis	$(0.67)	$0.24
Amortization of acquired intangibles	0.04	0.04
Stock-based compensation expense	0.06	0.08
Non-qualified deferred compensation expenses	—	0.01
Costs related to Cadence’s withdrawn proposal to acquire Mentor Graphics Corporation	0.01	—
Restructuring and other charges (credits)	0.19	(0.02)
Write-off of acquired in-process technology	—	0.01
Integration and acquisition-related costs	—	—
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets — recorded in Other income (expense), net	0.01	—
Loss on sale of Mentor Graphics Corporation shares	0.04	—
Income tax related to repatriation of foreign earnings	0.28	—
Income tax effect of non-GAAP adjustments	(0.05)	(0.03)

Diluted net income (loss) per share on a non-GAAP basis	$(0.09)	$0.33

Shares used in calculation of diluted net income (loss) per share —GAAP (A)	252,915	299,506
Shares used in calculation of diluted net income (loss) per share —non-GAAP (A)	252,915	299,506

(A)	Shares used in the calculation of GAAP net income (loss) per share are expected to be the same as shares used in the calculation of non-GAAP net income (loss) per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Investors are encouraged to look at the GAAP results as the best measure of financial performance. For example, amortization of intangibles or in-process technology are important to consider because they may represent initial expenditures that under GAAP are reported across future fiscal periods. Likewise, stock-based compensation expense is an obligation of the company that should be considered. Restructuring charges can be triggered by acquisitions or product adjustments, as well as overall company performance within a given business environment. Losses on extinguishment of debt can be incurred on remaining convertible notes. All of these metrics are important to financial performance generally.
Although Cadence’s management finds the non-GAAP measure useful in evaluating the performance of Cadence’s business, reliance on this measure is limited because items excluded from such measures often have a material effect on Cadence’s earnings and earnings per share calculated in accordance with GAAP. Therefore, Cadence’s management typically uses the non-GAAP earnings and earnings per share measures, in conjunction with the GAAP earnings and earnings per share measures, to address these limitations.
Cadence’s management believes that presenting the non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which Cadence’s management uses in its own evaluation of performance, and an additional baseline for assessing the future earnings potential of the company. While the GAAP results are more complete, Cadence’s management prefers to allow investors to have this supplemental measure since it may provide additional insights into the company’s financial results.
Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its Web site.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning December 19, 2008, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s Fourth Quarter and Fiscal Year 2008 Earnings Release is published, which is currently scheduled for February 4, 2009.
# # #

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
September 27, 2008 and December 29, 2007
(In thousands)
(Unaudited)

	September 27, 2008	December 29, 2007
Current Assets:
Cash and cash equivalents	$551,753	$1,062,920
Short-term investments	6,068	15,193
Receivables, net of allowances of $3,355 and $2,895, respectively	278,458	326,211
Inventories	25,545	31,003
Prepaid expenses and other	84,112	94,236

Total current assets	945,936	1,529,563

Property, plant and equipment, net of accumulated depreciation of $636,305 and $624,680, respectively	359,196	339,463
Goodwill	1,315,217	1,310,211
Acquired intangibles, net	101,409	127,072
Installment contract receivables	170,503	238,010
Other assets	356,527	326,831

Total Assets	$3,248,788	$3,871,150

Current Liabilities:
Convertible notes	$—	$230,385
Accounts payable and accrued liabilities	259,062	289,934
Current portion of deferred revenue	245,901	265,168

Total current liabilities	504,963	785,487

Long-Term Liabilities:
Long-term portion of deferred revenue	124,703	136,655
Convertible notes	500,178	500,000
Other long-term liabilities	413,993	368,942

Total long-term liabilities	1,038,874	1,005,597

Stockholders’ Equity	1,704,951	2,080,066

Total Liabilities and Stockholders’ Equity	$3,248,788	$3,871,150

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Operations
For the Quarters and Nine Months Ended September 27, 2008 and September 29, 2007
(In thousands, except per share amounts)
(Unaudited)

	Quarters Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
	2008	2007	2008	2007
Revenue:
Product	$107,572	$273,799	$422,365	$775,496
Services	32,873	31,225	98,763	95,963
Maintenance	92,043	95,900	290,151	285,611

Total revenue	232,488	400,924	811,279	1,157,070

Costs and Expenses:
Cost of product	11,829	13,823	39,241	42,302
Cost of services	25,677	23,364	78,083	70,421
Cost of maintenance	13,910	15,217	42,889	45,635
Marketing and sales	91,075	97,163	274,016	297,924
Research and development	112,486	125,391	357,929	365,418
General and administrative	32,937	40,747	105,608	123,166
Amortization of acquired intangibles	5,626	4,739	17,206	13,661
Restructuring and other charges (credits)	48,120	(7,066)	47,765	(9,584)
Write-off of acquired in-process technology	—	2,678	600	2,678

Total costs and expenses	341,660	316,056	963,337	951,621

Income (loss) from operations	(109,172)	84,868	(152,058)	205,449

Interest expense	(3,180)	(2,849)	(9,055)	(9,373)
Other income (expense), net	(7,714)	14,201	(3,701)	47,938

Income (loss) before provision for income taxes	(120,066)	96,220	(164,814)	244,014

Provision for income taxes	49,000	23,488	50,269	67,265

Net income (loss)	$(169,066)	$72,732	$(215,083)	$176,749

Basic net income (loss) per share	$(0.67)	$0.27	$(0.84)	$0.65

Diluted net income (loss) per share	$(0.67)	$0.24	$(0.84)	$0.60

Weighted average common shares outstanding — basic	252,915	272,977	256,119	272,354

Weighted average common shares outstanding — diluted	252,915	299,506	256,119	297,783

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 27, 2008 and September 29, 2007
(In thousands)
(Unaudited)

	Nine Months Ended
	September 27,	September 29,
	2008	2007
Cash and Cash Equivalents at Beginning of Period	$1,062,920	$934,342

Cash Flows from Operating Activities:
Net income (loss)	(215,083)	176,749
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	97,719	96,798
Stock-based compensation	57,678	78,828
Equity in loss from investments, net	823	2,504
(Gain) loss on investments, net	11,440	(16,608)
(Gain) loss on sale and leaseback of land and buildings	350	(12,606)
Write-down of investment securities	10,666	2,550
Write-off of acquired in-process technology	600	2,678
Non-cash restructuring and other charges (credits)	222	(7,106)
Tax benefit of call options	7,034	7,036
Deferred income taxes	(11,020)	4,848
Proceeds from the sale of receivables, net	48,124	163,549
Provisions (recoveries) for losses (gains) on trade accounts receivable and sales returns	383	(975)
Other non-cash items	(1,258)	8,525
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	21,489	9,053
Installment contract receivables	46,198	(273,301)
Inventories	5,486	(681)
Prepaid expenses and other	(3,421)	(23,229)
Other assets	(1,849)	(2,027)
Accounts payable and accrued liabilities	(41,582)	(35,516)
Deferred revenue	(32,243)	9,411
Other long-term liabilities	35,972	18,448

Net cash provided by operating activities	37,728	208,928

Cash Flows from Investing Activities:
Proceeds from the sale of available-for-sale securities	53,783	6,468
Purchases of available-for-sale securities	(62,447)	—
Proceeds from the sale of long-term investments	3,250	6,323
Proceeds from the sale of property, plant and equipment	—	46,500
Purchases of property, plant and equipment	(81,112)	(57,405)
Purchases of software licenses	(1,199)	—
Investment in venture capital partnerships and equity investments	(4,053)	(3,214)
Cash paid in business combinations and asset acquisitions, net of cash acquired, and acquisition of intangibles	(20,621)	(74,117)

Net cash used for investing activities	(112,399)	(75,445)

Cash Flows from Financing Activities:
Proceeds from receivable sale financing	17,970	—
Principal payments on term loan	—	(28,000)
Payment of convertible notes due 2023	(230,207)	—
Tax benefit from employee stock transactions	427	20,727
Proceeds from issuance of common stock	48,116	249,006
Stock received for payment of employee taxes on vesting of restricted stock	(3,693)	(11,735)
Purchases of treasury stock	(273,950)	(372,416)
Other	—	8,558

Net cash used for financing activities	(441,337)	(133,860)

Effect of exchange rate changes on cash and cash equivalents	4,841	1,622

Increase (decrease) in cash and cash equivalents	(511,167)	1,245

Cash and Cash Equivalents at End of Period	$551,753	$935,587

Cadence Design Systems, Inc.
As of December 10, 2008
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Loss Per Share
(Unaudited)

	Quarter Ended	Year Ended
	January 3, 2009	January 3, 2009
	Forecast	Forecast
Diluted net loss per share on a GAAP basis	$(0.29) to $(0.27)	$(1.13) to $(1.11)

Amortization of acquired intangibles	0.04	0.17
Stock-based compensation expense	0.11	0.34
Non-qualified deferred compensation expenses (credits)	—	(0.01)
Costs related to Cadence’s withdrawn proposal to acquire Mentor Graphics Corporation	—	0.01
Restructuring and other charges	0.07	0.25
Write-off of acquired in-process technology	—	—
Integration and acquisition-related costs	—	—
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets	—	0.06
Loss on sale of Mentor Graphics Corporation shares	—	0.04
Foreign currency charge related to liquidation of subsidiary	0.04	0.04
Income tax related to repatriation of foreign earnings	—	0.28
Income tax effect of non-GAAP adjustments	(0.03)	(0.11)

Diluted net loss per share on a non-GAAP basis	$(0.06) to $(0.04)	$(0.06) to $(0.04)

Cadence Design Systems, Inc.
As of December 10, 2008
Impact of Non-GAAP Adjustments on Forward Looking Net Loss
(Unaudited)

	Quarter Ended	Year Ended
	January 3, 2009	January 3, 2009
($ in Millions)	Forecast	Forecast
Net loss on a GAAP basis	$(74) to $(68)	$(289) to $(283)

Amortization of acquired intangibles	10	44
Stock-based compensation expense	28	86
Non-qualified deferred compensation expenses (credits)	—	(3)
Costs related to Cadence’s withdrawn proposal to acquire Mentor Graphics Corporation	—	3
Restructuring and other charges	17	65
Write-off of acquired in-process technology	—	1
Integration and acquisition-related costs	—	1
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets	—	16
Loss on sale of Mentor Graphics Corporation shares	—	9
Foreign currency charge related to liquidation of subsidiary	10	10
Income tax related to repatriation of foreign earnings	—	71
Income tax effect of non-GAAP adjustments	(7)	(29)

Net loss on a non-GAAP basis	$(16) to $(10)	$(15) to $(9)

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2006					2007					2008
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
											(Restated)	(Restated)
Americas	51%	48%	54%	60%	54%	48%	52%	41%	50%	49%	43%	48%	43%
Europe	19%	18%	22%	19%	19%	15%	17%	25%	17%	18%	24%	21%	23%
Japan	21%	24%	13%	10%	17%	27%	14%	22%	22%	21%	21%	19%	20%
Asia	9%	10%	11%	11%	10%	10%	17%	12%	11%	12%	12%	12%	14%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Revenue Mix by Product Group (% of Total Revenue)

	2006					2007					2008
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
											(Restated)	(Restated)
Functional Verification	26%	22%	24%	23%	24%	24%	24%	20%	26%	24%	22%	25%	22%
Digital IC Design	20%	26%	19%	26%	24%	26%	29%	27%	27%	27%	24%	24%	20%
Custom IC Design	27%	27%	30%	26%	27%	24%	24%	32%	25%	27%	26%	23%	26%
Design for Manufacturing	8%	8%	8%	6%	7%	7%	7%	6%	6%	6%	5%	7%	7%
System Interconnect	9%	8%	10%	11%	9%	10%	8%	7%	9%	8%	11%	10%	11%
Services & Other	10%	9%	9%	8%	9%	9%	8%	8%	7%	8%	12%	11%	14%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Note: Product Group total revenue includes Product + Maintenance

Cadence Design Systems, Inc.
Impact of Restatement Adjustments on Previously Reported Condensed Consolidated Statements of Operations
For the Quarter Ended March 29, 2008 and the Quarter and Six Months Ended June 28, 2008
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended	Quarter Ended	Six Months Ended
	March 29, 2008	June 28, 2008	June 28, 2008
Total revenue as previously reported	$287,189	$329,478	$616,667
Restatement adjustments (A), (B), (C)	(16,439)	(21,437)	(37,876)

Total revenue as restated	$270,750	$308,041	$578,791

Total costs and expenses as previously reported	$314,192	$310,092	$624,284
Restatement adjustments (B), (D)	—	(2,607)	(2,607)

Total costs and expenses as restated	$314,192	$307,485	$621,677

Provision (benefit) for income taxes as previously reported	$(5,488)	$9,760	$4,272
Restatement adjustments (E)	(5,963)	2,960	(3,003)

Provision (benefit) for income taxes as restated	$(11,451)	$12,720	$1,269

Net income (loss) as previously reported	$(18,747)	$4,996	$(13,751)
Restatement adjustments	(10,476)	(21,790)	(32,266)

Net loss as restated	$(29,223)	$(16,794)	$(46,017)

Basic net income (loss) per share as previously reported	$(0.07)	$0.02	$(0.05)
Restatement adjustments	(0.04)	(0.09)	(0.13)

Basic net loss per share as restated	$(0.11)	$(0.07)	$(0.18)

Diluted net income (loss) per share as previously reported	$(0.07)	$0.02	$(0.05)
Restatement adjustments	(0.04)	(0.09)	(0.13)

Diluted net loss per share as restated	$(0.11)	$(0.07)	$(0.18)

Notes:

(A)	This restatement adjustment corrects revenue recognition for one arrangement under which $24.8 million of Product revenue was recognized during the first quarter of 2008 and $1.0 million of Maintenance revenue was recognized during the second quarter of 2008, but should be recognized during the term of the arrangement, beginning in the fourth quarter of 2008.

(B)	This restatement adjustment corrects revenue recognition for one arrangement identified during Cadence’s remediation efforts under which $12.0 million of Product revenue was recognized during the second quarter of 2008, but should be recognized during the term of the arrangement, beginning in the third quarter of 2008. As a result of reversing this $12.0 million of Product revenue that was previously recognized, Cadence also decreased Cost of product by $0.1 million for the second quarter of 2008.

(C)	Because Cadence is restating its financial results for the first and second quarters of 2008 for the revenue arrangements described in Notes (A) and (B), Cadence has also recorded two other Product revenue adjustments, in the aggregate amount of $8.4 million, that were previously disclosed in Cadence’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2008, initially filed with the SEC on July 29, 2008. Cadence determined that Product revenue for these two contracts totaling $8.4 million recognized during the second quarter of 2008 should have been recognized during the first quarter of 2008.

(D)	This restatement adjustment reduces Cost of product for a hardware arrangement during the second quarter of 2008 by $2.5 million.

(E)	This restatement adjustment represents the tax effect of the restatement adjustments noted above.

Cadence Design Systems, Inc.
Impact of Restatement Adjustments on Previously Reported Condensed Consolidated Statements of Operations
For the Quarter Ended March 29, 2008
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended
	March 29, 2008
	As Previously	Restatement
	Reported	Adjustments		As Restated
Revenue
Product	$156,193	$(16,439)	(A), (B)	$139,754
Services	32,196	—		32,196
Maintenance	98,800	—		98,800

Total revenue	287,189	(16,439)		270,750

Costs and Expenses
Cost of product	12,001	—		12,001
Cost of services	25,193	—		25,193
Cost of maintenance	14,540	—		14,540
Marketing and sales	93,034	—		93,034
Research and development	125,356	—		125,356
General and administrative	37,708	—		37,708
Amortization of acquired intangibles	5,760	—		5,760
Write-off of acquired in-process technology	600	—		600

Total costs and expenses	314,192	—		314,192

Loss from operations	(27,003)	(16,439)		(43,442)

Interest expense	(2,995)	—		(2,995)
Other income, net	5,763	—		5,763

Loss before benefit for income taxes	(24,235)	(16,439)		(40,674)

Benefit for income taxes	(5,488)	(5,963)	(C)	(11,451)

Net loss	$(18,747)	$(10,476)		$(29,223)

Basic net loss per share	$(0.07)			$(0.11)

Diluted net loss per share	$(0.07)			$(0.11)

Weighted average common shares outstanding — basic	262,825			262,825

Weighted average common shares outstanding — diluted	262,825			262,825

Notes:

(A)	This restatement adjustment corrects revenue recognition for one arrangement under which $24.8 million of Product revenue was recognized during the first quarter of 2008, but should be recognized during the term of the arrangement, beginning in the fourth quarter of 2008.

(B)	Because Cadence is restating its financial results for the first quarter of 2008 for the revenue arrangement described in Note (A), Cadence has also recorded two other Product revenue adjustments, in the aggregate amount of $8.4 million, that were previously disclosed in Cadence’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2008, initially filed with the SEC on July 29, 2008. Cadence determined that Product revenue for these two contracts totaling $8.4 million recognized during the second quarter of 2008 should have been recognized during the first quarter of 2008.

(C)	This restatement adjustment represents the tax effect of the restatement adjustments noted above.

Cadence Design Systems, Inc.
Impact of Restatement Adjustments on Previously Reported Condensed Consolidated Statements of Operations
For the Quarter Ended June 28, 2008
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended
	June 28, 2008
	As Previously	Restatement
	Reported	Adjustments		As Restated
Revenue
Product	$195,444	$(20,405)	(A),(B), (C)	$175,039
Services	33,694	—		33,694
Maintenance	100,340	(1,032)	(A)	99,308

Total revenue	329,478	(21,437)		308,041

Costs and Expenses
Cost of product	18,018	(2,607)	(B), (D)	15,411
Cost of services	27,213	—		27,213
Cost of maintenance	14,439	—		14,439
Marketing and sales	89,907	—		89,907
Research and development	120,087	—		120,087
General and administrative	34,963	—		34,963
Amortization of acquired intangibles	5,820	—		5,820
Restructuring and other charges (credits)	(355)	—		(355)

Total costs and expenses	310,092	(2,607)		307,485

Income from operations	19,386	(18,830)		556

Interest expense	(2,880)	—		(2,880)
Other expense, net	(1,750)	—		(1,750)

Income (loss) before provision for income taxes	14,756	(18,830)		(4,074)

Provision for income taxes	9,760	2,960	(E)	12,720

Net income (loss)	$4,996	$(21,790)		$(16,794)

Basic net income (loss) per share	$0.02			$(0.07)

Diluted net income (loss) per share	$0.02			$(0.07)

Weighted average common shares outstanding — basic	252,629			252,629

Weighted average common shares outstanding — diluted	269,060			252,629

Notes:

(A)	This restatement adjustment corrects revenue recognition for one arrangement under which $24.8 million of Product revenue was recognized during the first quarter of 2008 and $1.0 million of Maintenance revenue was recognized during the second quarter of 2008, but should be recognized during the term of the arrangement, beginning in the fourth quarter of 2008.

(B)	This restatement adjustment corrects revenue recognition for one arrangement identified during Cadence’s remediation efforts under which $12.0 million of Product revenue was recognized during the second quarter of 2008, but should be recognized during the term of the arrangement, beginning in the third quarter of 2008. As a result of reversing this $12.0 million of Product revenue that was previously recognized, Cadence also decreased Cost of product by $0.1 million for the second quarter of 2008.

(C)	Because Cadence is restating its financial results for the second quarter of 2008 for the revenue arrangements described in Notes (A) and (B), Cadence has also recorded two other Product revenue adjustments, in the aggregate amount of $8.4 million, that were previously disclosed in Cadence’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2008, initially filed with the SEC on July 29, 2008. Cadence determined that Product revenue for these two contracts totaling $8.4 million recognized during the second quarter of 2008 should have been recognized during first quarter of 2008.

(D)	This restatement adjustment reduces Cost of product for a hardware arrangement during the second quarter of 2008 by $2.5 million.

(E)	This restatement adjustment represents the tax effect of the restatement adjustments noted above.

Cadence Design Systems, Inc.
Impact of Restatement Adjustments on Previously Reported Condensed Consolidated Statements of Operations
For the Six Months Ended June 28, 2008
(In thousands, except per share amounts)
(Unaudited)

	Six Months Ended
	June 28, 2008
	As Previously	Restatement
	Reported	Adjustments		As Restated
Revenue
Product	$351,637	$(36,844)	(A), (B)	$314,793
Services	65,890	—		65,890
Maintenance	199,140	(1,032)	(A)	198,108

Total revenue	616,667	(37,876)		578,791

Costs and Expenses
Cost of product	30,019	(2,607)	(B), (C)	27,412
Cost of services	52,406	—		52,406
Cost of maintenance	28,979	—		28,979
Marketing and sales	182,941	—		182,941
Research and development	245,443	—		245,443
General and administrative	72,671	—		72,671
Amortization of acquired intangibles	11,580	—		11,580
Restructuring and other charges (credits)	(355)	—		(355)
Write-off of acquired in-process technology	600	—		600

Total costs and expenses	624,284	(2,607)		621,677

Loss from operations	(7,617)	(35,269)		(42,886)

Interest expense	(5,875)	—		(5,875)
Other income, net	4,013	—		4,013

Loss before provision for income taxes	(9,479)	(35,269)		(44,748)

Provision for income taxes	4,272	(3,003)	(D)	1,269

Net loss	$(13,751)	$(32,266)		$(46,017)

Basic net loss per share	$(0.05)			$(0.18)

Diluted net loss per share	$(0.05)			$(0.18)

Weighted average common shares outstanding — basic	257,724			257,724

Weighted average common shares outstanding — diluted	257,724			257,724

Notes:

(A)	This restatement adjustment corrects revenue recognition for one arrangement under which $24.8 million of Product revenue and $1.0 million of Maintenance revenue was recognized during the six months ended June 28, 2008, but should be recognized during the term of the arrangement, beginning in the fourth quarter of 2008.

(B)	This restatement adjustment corrects revenue recognition for one arrangement identified during Cadence’s remediation efforts under which $12.0 million of Product revenue was recognized during the six months ended June 28, 2008, but should be recognized during the term of the arrangement, beginning the in the third quarter of 2008. As a result of reversing this $12.0 million of Product revenue that was previously recognized, Cadence also decreased Cost of product by $0.1 million for the six months ended June 28, 2008.

(C)	This restatement adjustment reduces Cost of product for a hardware arrangement during the six months ended June 28, 2008 by $2.5 million.

(D)	This restatement adjustment represents the tax effect of the restatement adjustments noted above.